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EXHIBIT 16.1


                       [Letterhead of Kempisty & Company]

                                                                February 4, 2008


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549


Gentlemen:

We have read Item 4.01(a) of Form 8-K dated February 4, 2008 of Seamless Wi-Fi, Inc., (Commission File No. 000-20259) and are in agreement with the statements contained therein.

We have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01 (b).


                                           Sincerely,

                                           /s/ Kempisty & Company, CPA's, P.C.

                                           Kempisty & Company, CPA's, P.C.